EXHIBIT 99.1
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[GRAPHIC OMITTED]
[LOGO -- SPACE BY
 WILLIAMS
 SCOTSMAN(R)]


FOR IMMEDIATE RELEASE

July 21, 2005

For more information, please contact:
Robert C. Singer
Chief Financial Officer
Williams Scotsman, Inc.
Direct: (410) 931-6108


                             WILLIAMS SCOTSMAN, INC.
                     ANNOUNCES RECEIPT OF REQUISITE CONSENTS
                    IN TENDER OFFER AND CONSENT SOLICITATION
                              FOR ITS 9-7/8% SENIOR
                     NOTES AND ITS 10% SENIOR SECURED NOTES

         Baltimore, MD, July 21, 2005 - Williams Scotsman, Inc. announced today that in connection with the cash tender offers to purchase (i) any and all of its outstanding 9 7/8% Senior Notes due 2007 (the "9 7/8% Notes") and (ii) any and all of its outstanding 10% Senior Secured Notes due 2008 (the "10% Notes," together with the 9 7/8% Notes, the "Notes"), the requisite consents have been received to eliminate substantially all of the restrictive covenants for the indentures governing the Notes.

         As a result of obtaining the requisite consents, Williams Scotsman, Inc. executed and delivered supplemental indentures setting forth the amendments to the indentures governing the Notes. The supplemental indentures provide that the amendments to the indentures will only become operative when validly tendered Notes are accepted for purchase pursuant to the tender offers. Notes tendered may not be withdrawn and consents delivered may not be revoked except that the holders of the tendered Notes have the right to withdraw the tendered Notes effective after August 29, 2005 if the company extends the expiration date of the tender offer and consent solicitation beyond August 29, 2005.

         The tender offers will expire at 5:00 P.M., New York City Time, on August 24, 2005, unless extended. Closing of the tender offers is subject to:
(i) the company having available funds sufficient to pay the total consideration with respect to all Notes tendered from the proceeds of the initial public offering of the common stock of Williams Scotsman International, Inc., the parent of the company, a new notes offering of the company and/or the borrowings under its credit facility; (ii) the tender of a majority in principal amount of each class of Notes by the holders; and (iii) certain other customary conditions.

         This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer is being made only by reference to the Offer to Purchase and Consent

Solicitation Statement dated June 23, 2005 and as amended on July 5, 2005 and related applicable Consent and Letter of Transmittal. Copies of documents may be obtained from MacKenzie Partners, Inc., the Information Agent, at (212) 929-5500 or toll-free at (800) 322-2885.

Williams Scotsman, Inc.

         Williams Scotsman, Inc., headquartered in Baltimore, Maryland, is a provider of modular space solutions for the construction, education, commercial and industrial, and government markets. The company serves over 25,000 customers, operating a fleet of approximately 97,000 modular space and portable storage units that are leased through a network of 85 branches. Williams Scotsman provides delivery, installation, and other services to its leasing customers, and sells new and used modular space products and services.

         Certain statements included above constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to differ materially from future results expressed or implied by these forward-looking statements. These factors include, among others, the following: substantial leverage and our ability to service debt; changing market trends in our industry; general economic and business conditions including a prolonged or substantial recession; our ability to finance fleet and branch expansion and to locate and finance acquisitions; our ability to implement our business and growth strategy and maintain and enhance our competitive strengths; our ability to consummate the financing transactions described above and to obtain financing for general corporate purposes; intense industry competition; availability of key personnel; industry over-capacity; and changes in, or the failure to comply with, government regulations. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date hereof as a result of new information, future events or developments, except as required by federal securities laws.